Exhibit 99.1

Atlantic Power Announces Agreement for the Sale of Manchief Plant

DEDHAM, MASSACHUSETTS — May 28, 2019 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that it has executed an agreement to sell its Manchief power plant to Public Service Co. of Colorado (“PSCo”) for $45.2 million, subject to working capital and other customary adjustments. PSCo, a subsidiary of Xcel Energy, Inc. (NYSE: XEL), is the current customer under the Manchief Power Purchase Agreement (“PPA”). Closing of the sale is expected to occur in May 2022, following the expiration of the PPA.

Manchief is an approximately 300 megawatt gas-fired peaking facility that entered commercial operation in July 2000. The plant is dispatchable by the customer under the terms of the PPA. In November 2017, the Company submitted several proposals in PSCo’s 2017 All-Source Solicitation for its longer-term energy supply needs. In June 2018, the Company was notified by PSCo that PSCo had selected the proposal under which it would acquire Manchief from the Company at the end of the PPA term.

“We are pleased to announce this transaction, which is a positive financial outcome for Atlantic Power and also helps our customer to meet its power needs,” said James J. Moore, Jr., President and CEO of Atlantic Power. “By retaining Manchief for the next three years, we will continue to realize the cash flows for the remaining PPA term. In addition, upon expiration of the PPA in 2022, the sale of the plant will provide us with a cash purchase price that eliminates uncertainty about post-PPA revenue and will support continued debt reduction.”

The sale is subject to various closing conditions and approvals, including the receipt of regulatory approvals from the Colorado Public Utilities Commission and the Federal Energy Regulatory Commission, which are expected within approximately 11 months of filing. Proceeds of the sale are expected to be used to reduce the remaining principal amount of the Company’s Senior Secured Term Loan.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in nine states in the United States and two provinces in Canada. The generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long-term PPAs that have expiration dates ranging from 2019 to 2037. The Company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). The majority of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the Company’s expectation that closing of the transaction will occur in May 2022, following the expiration of the PPA;

•                  the Company’s view that the transaction represents a positive financial outcome for Atlantic Power;

•                  the Company’s view that retaining Manchief for the next three years will allow it to realize the cash flows for the remaining PPA term;

•                  the Company’s view that the sale of Manchief at the end of the PPA term will support continued debt reduction;

•                  the Company’s expectation that regulatory approvals will be forthcoming within approximately 11 months of filing; and

•                  the Company’s expectation that proceeds of the sale will be used to reduce the remaining principal amount of its Senior Secured Term Loan.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.